Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Zosano Pharma Corporation on Form S-8, of our report dated March 26, 2015, with respect to our audits of the consolidated financial statements of Zosano Pharma Corporation as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 appearing in the Annual Report on Form 10-K of Zosano Pharma Corporation for the year ended December 31, 2014.

/s/ Marcum LLP

Marcum LLP

San Francisco, CA

March 26, 2015